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                                                                 Exhibit 3(ii)




                              RESTATED AND AMENDED

                                     BYLAWS

                                       OF

                        MERITAGE HOSPITALITY GROUP INC.


                                   ARTICLE I

                                    OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Grand Rapids, County of Kent, State of Michigan.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders of this corporation shall be held at the registered office or such other place, either within or without the State of Michigan, as may be determined from time to time by the board of directors.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting, commencing with the year 1987, shall be held on the third Tuesday of May, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 am., local time, or at such other date and time as shall be determined from time to time by the board of directors, unless such action is taken by written consent as provided in
Article II, Section 12 of these bylaws. If the annual meeting is not held on the date designated therefor, the board shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 3. ORDER OF BUSINESS AT ANNUAL MEETING. The order of business at the annual meeting of the shareholders shall be as follows:

                 (a)      Reading of notice and proof of mailing,

                 (b)      Reports of Officers,

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                 (c)      Election of Directors,

                 (d) Transaction of other business mentioned in the notice,

                 (e)      Adjournment,

provided that, in the absence of any objection, the presiding officer may vary the order of business at his discretion.

         SECTION 4. NOTICE OF MEETING OF SHAREHOLDERS. Except as otherwise provided in the Michigan Business Corporation Act (herein called the "Act"), written notice of the time, place, and purpose of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the board of directors fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

         SECTION 5. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

                 (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

                 (b)      Be produced at the time and place of the meeting.

                 (c) Be subject to inspection by any shareholder during the whole time of the meeting.

                 (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

         SECTION 6. SPECIAL MEETING OF SHAREHOLDERS. A special meeting of shareholders may be called at any time by the chief executive officer of the corporation (See Article V, Section 4) or by a majority of the members of the board of directors then in office, or by shareholders owning, in the aggregate, not less than ten percent (10%) of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows:
Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the chief executive officer, or by a majority of the members of the board of directors then in office, or by shareholders as above provided, the secretary of this corporation shall prepare, sign, and mail the notices requisite to such meeting.




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         SECTION 7.  QUORUM OF SHAREHOLDERS.  Unless a greater or lesser quorum is provided in the articles of incorporation, in a bylaw adopted by the shareholders, or in the Act, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

         SECTION 8. VOTE OF SHAREHOLDERS. Each outstanding share is entitled to one (1) vote on each matter submitted to a vote, unless otherwise provided in the articles of incorporation. A vote may be cast either orally or in writing. When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the articles of incorporation or the Act. Directors shall be elected by a plurality of the votes cast at an election.

         SECTION 9. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (a) shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board fixes a new record date under this Section for the adjourned meeting.

         SECTION 10. PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative. A proxy is not valid after the expiration of three (3) years from its date unless otherwise provided in the proxy.

         SECTION 11. INSPECTORS OF ELECTION. The board of directors, in advance of a shareholders' meeting, may appoint one (1) or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes,





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ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

         SECTION 12. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. The articles of incorporation may provide that any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing. Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

         SECTION 13. PARTICIPATION IN MEETING BY TELEPHONE. By oral or written permission of a majority of the shareholders, a shareholder may participate in a meeting of shareholders by conference telephone or similar communications equipment by which all persons participating in the meeting mayhear each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting pursuant to this Section constitute presence in person at the meeting.

         SECTION 14.  NOMINATIONS AND OTHER BUSINESS.

         (a) ANNUAL MEETING OF SHAREHOLDERS. (1) Nominations of persons for election to the Board of Directors of the corporation and proposals of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

                 (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph
(a) (1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 60 days prior to the annual meeting. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any





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other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as it appears on the corporation's books, and of such beneficial owner, and (B) the class and number of shares of the corporation owned beneficially and of record by such shareholder and such beneficial owner.

                 (3) Notwithstanding anything in the second sentence of paragraph (a) (2) of this bylaw to the contrary, if the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 70 days prior to the annual meeting, a shareholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

         (b) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.
Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (a) (2) of this bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 60th day prior to such special meeting or the10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (c) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such shareholder proposals shall be considered at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal shall be disregarded.

                       (2) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national new service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.





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                 (3)  Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act.


                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. NUMBER AND TERM. (a) The business and affairs of the corporation shall be managed by a Board of Directors comprised of not less than 10 directors. The directors shall be divided into two classes, as nearly equal in number as possible. By majority vote of the directors comprising each of the Class I and Class II directors, the number of directors on the Board may be increased to any number greater than 10. A director shall hold office until his or her successor has been duly elected and qualified.

         (b) Christopher B. Hewett, David S. Lundeen, Joseph L. Maggini, Robert E. Schermer, Sr., and Robert E. Schermer, Jr. shall be the initial Class I directors. The initial Class I directors shall take office on January 25, 1996, and shall serve until the 1996 annual meeting of shareholders. The term of office of the Class I directors elected as such at the 1996 annual meeting of shareholders shall expire at the 1997 annual meeting of shareholders. The term of office of the Class I directors elected as such at the 1997 annual meeting of share- holders and thereafter shall expire at the second annual meeting of shareholders following their election.

         (c) The incumbent directors as of January 25, 1996 (i.e., Rebecca L. Awtrey, William F. Ehinger, Joseph L. Michael, Frank O. Staiger, Jr., and Raymond A. Weigel, III) shall be the initial Class II directors. The initial Class II directors shall serve until the 1996 annual meeting of shareholders. The term of office of the Class II directors elected as such at the 1996 annual meeting of shareholders and thereafter shall expire at the second annual meeting of shareholders following their election.

         (d) Prior to the 1998 annual meeting of shareholders, Meritage Hospitality Group Incorporated ("Meritage") shall have the right to vote the shares of the corporation's stock that Meritage owns as of January 25, 1996 (the "Meritage Block") (i) for the election or removal of Class II directors, and (ii) for the amendment of this Section 1, only if the corporation determines (or a court of competent jurisdiction orders) that the corporation's stock acquired by TEI Acquisition, Inc. directly and indirectly from Donald W. Reynolds (the "TAI Block") has voting power, or with the consent of a majority of the Class II directors. There is no limitation on the voting rights or voting power of the stock in the Meritage Block except as expressly set forth in the immediately preceding sentence of this subsection (d), and in Article III, Section 3 of these bylaws. Further, the Meritage Block shall have the right and power to vote for the election or removal of Class II directors and for the amendment of this Section 1 at the 1998





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annual meeting of shareholders and at all times thereafter.  If for any reason an annual meeting of shareholders does not occur in 1998, all voting limitations applicable to the Meritage Block contained in these bylaws in any event shall become null and void on December 31, 1998. There is no limitation on the voting rights or voting power of any stock with respect to which Meritage acquires ownership or voting power after January 25, 1996.

         (e) Prior to the 1998 annual meeting of shareholders, this Section 1 may be amended only (i) with the approval of a majority of each of the Class I directors and Class II directors, or (ii) by the holders of a majority of the shares entitled to vote at an election of directors (subject to the limitation applicable to the Meritage Block set forth in subsection (d) of this Section
1); provided, however, that prior to the 1998 annual meeting of shareholders, this Section 1 may be amended in the same manner that any other provision of these bylaws may be amended if the amendment is to become effective on or after the date of the 1998 annual meeting of shareholders. On and after the date of the 1998 annual meeting of shareholders (and in any event after December 31, 1998), this Section 1 may be amended in the same manner that any other provision of these bylaws may be amended.

          (f) The last sentence of Article IX, Section 1 of these bylaws shall not be applicable to this Section 1.

         SECTION 2. VACANCIES. A position occurring in the board resulting from a vacancy may be filled by affirmative vote of a majority of the remaining directors in the class in which the vacancy occurs, though less than a quorum of the board. A position occurring in the board resulting from an increase in the number of directors may be filled by affirmative vote of a majority of each class of directors. Any person who becomes a director pursuant to this Section 2 shall serve for a term of office continuing until the annual meeting of shareholders at which the term of office of the class of directors to which such person was elected expires. If because of death, resignation, removal or other cause, the corporation has no directors in office, an officer, a shareholder, an executor, administrator, trustee or guardian of the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the articles of incorporation or these bylaws.

         SECTION 3. REMOVAL. A director or the entire board may be removed at any time, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors; provided, however, that prior to the 1998 annual meeting of shareholders, the Meritage Block may be voted on the question of removing Class II directors only if the corporation determines (or a court of competent jurisdiction orders) that the TAI Block has the right to vote on such question. If for any reason an annual meeting of shareholders does not occur in 1998, all voting limitations applicable to the Meritage Block contained in these bylaws in any event shall become null and void on December 31, 1998.

         SECTION 4. RESIGNATION. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

         SECTION 5. POWERS. The business and affairs of the corporation shall be managed by its board of directors except as otherwise provided in the Act or in the articles of incorporation.





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         SECTION 6.  LOCATION OF MEETINGS.  Regular or special meetings of the board of directors may be held either within or without the State of Michigan.

         SECTION 7. ORGANIZATION MEETING OF BOARD. The first meeting of each newly elected board of directors shall be held at the place of holding the annual meeting of shareholders, and immediately following the same, for the purpose of electing officers and transacting any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the directors of such new board. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

         SECTION 8. REGULAR MEETING OF BOARD. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         SECTION 9. SPECIAL MEETING OF BOARD. Special meetings of the board of directors may be called by the chief executive officer, or by a majority of the persons then comprising the board of directors, at any time by means of notice of the time and place thereof to each director, given not less than twenty-four
(24) hours before the time such special meeting is to be held.

         SECTION 10. COMMITTEES OF DIRECTORS. The board of directors may designate one (1) or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors creating such committee, may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. However, such a committee does not have the power or authority to amend the articles of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, amend the bylaws of the corporation, fill vacancies in the board of directors, or fix compensation of the directors serving on the board or on a committee; and, unless the resolution of the board of directors creating such committee or the articles of incorporation expressly so provides, such a committee does not have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee, and each member thereof, shall serve at the pleasure of the board of directors.

         SECTION 11. QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. At all meetings of the board of directors, or of a committee thereof, a majority of the members of the board then in office, or of the members of a committee thereof, constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board or of the committee unless the vote of a larger number is required by the Act. Amendment of these bylaws by the board requires the vote of not less than a majority of the members of the board





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then in office.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 12. ACTION BY WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or a committee thereof, may be taken without a meeting if, before or after the action, all members of the board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the board or committee. The consent has the same effect as a vote of the board or committee for all purposes.

         SECTION 13. COMPENSATION OF DIRECTORS. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers, but approval of the shareholders is required if the articles of incorporation, these bylaws or any provisions of the Act so provide.

         SECTION 14. PARTICIPATION IN MEETING BY TELEPHONE. By oral or written permission of a majority of the board of directors, a member of the board of directors or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.


                                   ARTICLE IV

                                    NOTICES

         SECTION 1. NOTICE. Whenever any notice or communication is required to be given by mail to any director or shareholder under any provision of the Act, or of the articles of incorporation or of these bylaws, it shall be given in writing, except as otherwise provided in the Act, to such director or shareholder at the address designated by him for that purpose or, if none is designated, at his last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified, or other first class mail except where otherwise provided in the Act. Written notice may also be given in person or by telegram, telex, radiogram, cablegram, or mailgram, and such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice, addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the notice of the meeting.

         SECTION 2. WAIVER OF NOTICE. When, under the Act or the articles of incorporation or these bylaws, or by the terms of an agreement or instrument, a corporation or the board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or





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after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the waiver of notice of the meeting. Attendance of a person at a meeting of shareholders, in person or by proxy, or of a director at a meeting constitutes a waiver of notice of such meeting, except when the person or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V

                                    OFFICERS

         SECTION 1. SELECTION. The board of directors, at its first meeting and at each meeting following the annual meeting of shareholders, shall elect or appoint a president, a secretary, and a treasurer. The board of directors may also elect or appoint a chairman of the board, one (1) or more vice presidents and such other officers, employees, and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Two (2) or more offices may be held by the same person but an officer shall not execute, acknowledge, or verify an instrument in more than one (1) capacity.

         SECTION 2. COMPENSATION. The salaries of all officers, employees, and agents of the corporation shall be fixed by the board of directors; provided, however, that the board may delegate to the officers the fixing of compensation of assistant officers, employees, and agents.

         SECTION 3. TERM, REMOVAL, AND VACANCIES. Each officer of the corporation shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer elected or appointed by the board of directors may be removed by the board with or without cause at any time. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         SECTION 4. CHIEF EXECUTIVE OFFICER. At the first meeting of each newly-elected board of directors, the board shall designate the chairman of the board or president as the chief executive officer of the corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the chief executive officer may be changed at any special meeting of the board of directors. The president shall be the chief executive officer whenever the office of chairman of the board is vacant. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect. The chairman of the board or president who is not the chief executive officer shall be subject to the authority of the chief executive officer, but shall exercise all of the powers and discharge all of the duties of the chief executive officer, during the absence or disability of the chief executive officer.

         SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS. If the board of directors elects or appoints a chairman of the board, he shall be elected or appointed by, and from among, the membership of, the board of directors. He shall preside at all meetings of the shareholders, of the board of directors and of any executive committee. He shall perform such other duties and functions as shall be assigned to him from time to time by the board of directors. He shall be, ex officio, a member of all standing committees. Except where by law the signature of the president of the corporation is required, the chairman of the board of directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers, and documents of every conceivable kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the board of directors. During the absence or disability of the president, or while that office is vacant, the chairman of the board of directors shall exercise all of the powers and discharge all of the duties of the president.

         SECTION 6. PRESIDENT. The president shall be elected or appointed by, and from among the membership of, the board of directors. During the absence or disability of the chairman of the board, or while that office is vacant, the president shall preside over all meetings of the board of directors, of the shareholders and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the chairman of the board. He shall be, ex officio, a member of all standing committees. The president shall, in general, perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

         SECTION 7. VICE PRESIDENTS. The board of directors may elect or appoint one or more vice presidents. The board of directors may designate one or more vice presidents as executive or senior vice presidents. Unless the board of directors shall otherwise provide by resolution duly adopted by it, such of the vice presidents as shall have been designated executive or senior vice presidents and are members of the board of directors in the order specified by the board of directors (or if no vice president who is a member of the board of directors shall have been designated as executive or senior vice president, then such vice presidents as are members of the board of directors in the order specified by the board of directors) shall perform the duties and exercise the powers of the president during the absence or disability of the president. The vice presidents shall perform such other duties as may be delegated to them by the board of directors, any executive committee, or the president.

         SECTION 8. SECRETARY. The secretary shall attend all meetings of the stockholders, and of the board of directors and of any executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or permitted. He shall give all notice required by the Act, these bylaws or resolution. He shall perform such other duties as may be delegated to him by the board of directors, any executive committee, or the president.

         SECTION 9. TREASURER. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities, and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors whenever requested an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors he shall keep in force a bond in form, amount, and with a surety or sureties satisfactory to the board of directors, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and property of whatever kind in his possession or under his control belonging to the corporation. He shall perform such other duties as may be delegated to him by the board of directors, any executive committee, or the president.

         SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary or assistant secretaries, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer or assistant treasurers, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. Any assistant treasurer, if required by the board of directors, shall keep in force a bond as provided in Section 9, Article V. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors, any executive committee, or the president.

         SECTION 11. DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS. All officers, employees, and agents shall, in addition to the authority conferred, or duties imposed, on them by these bylaws, have such authority and perform such duties in the management of the corporation as may be determined by resolution of the board of directors not inconsistent with these bylaws.


                                   ARTICLE VI

                                INDEMNIFICATION

         SECTION 1. THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. ACTIONS IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 3.  MANDATORY AND PERMISSIVE PAYMENTS.

                 (a) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 (b)      Any indemnification under Sections 1 or 2 of this
         Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this
         Article VI. Such determination shall be made in either of the following ways:

                          (1) By the board of a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding.

                          (2) If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors, so directs, by independent legal counsel who may be the regular counsel of the corporation in a written opinion.

                          (3)     By the shareholders.

         SECTION 4. EXPENSE ADVANCES. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 1 or 2 of this
Article VI may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (b) of Section 3 of this Article VI upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

         SECTION 5. VALIDITY OF PROVISIONS. A provision made to indemnify directors or officers of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article VI whether contained in the articles of incorporation, these bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be invalid only insofar as it is in conflict with Sections 1 to 5 of this Article VI. Nothing contained in Sections 1 to 5 of this Article VI shall affect any rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law. The indemnification provided in Sections 1 to 5 of this Article VI continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         SECTION 6. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Sections 1 to 5 of this Article VI.

         SECTION 7. CONSTITUENT CORPORATION. For the purposes of this Article VI, references to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.





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
                                  ARTICLE VII

                              STOCK AND TRANSFERS

         SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES. The shares of the corporation shall be represented by certificates signed by the chairman of the board of directors, vice chairman of the board of directors, president or a vice president and which also may be signed by another officer of the corporation. The certificates may be sealed with the seal of the corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were the officer at the date of issue.

         SECTION 2. SHARE CERTIFICATES: REQUIRED PROVISIONS. A certificate representing shares of the corporation shall state upon its face:

                 (a) That the corporation is formed under the laws of this state.

                 (b)      The name of the person to whom issued.

                 (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

                 (d) The par value of each share represented by the certificate, or a statement that the shares are without par value.

A certificate representing shares issued by a corporation which is authorized to issue shares of more than one class shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences, and limitations of other series.

         SECTION 3. REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES. The corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

         SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

         SECTION 5. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint a transfer agent and a registrar in the registration of transfers of its securities.

         SECTION 6. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer, and registration of certificates for shares in this corporation.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS OR OTHER DISTRIBUTIONS IN CASH OR PROPERTY. By action of the board of directors, the corporation may declare and pay dividends or make other distributions in cash, bonds, or property, including the shares or bonds of other corporations, on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment, or distribution would be contrary to any restriction contained in the articles of incorporation. Dividends may be declared or paid and other distributions may be made out of surplus only. A dividend paid or any other distribution made, in any part, from sources other than earned surplus, shall be accompanied by a written notice (a) disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus, and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus and earned surplus and stating that the amounts are not yet determinable.

         SECTION 2. RESERVES. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board in its discretion shall approve, and the board shall have the power and authority to abolish any reserve created by the board.

         SECTION 3. VOTING SECURITIES. Unless otherwise directed by the board, the chairman of the board or president, or in the case of their absence or inability to act, the vice presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The board by resolution from time to time may confer like power upon any other person or persons.

         SECTION 4. CHECKS. All checks, drafts, and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or





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
persons as the board of directors shall from time to time designate for that purpose.

         SECTION 5. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the executing officers, the chairman of the board, president or any vice president, and the secretary or assistant secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.

         SECTION 6. CORPORATE BOOKS AND RECORDS. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors and executive committees, if any. The books, records, and minutes may be kept outside this state. The corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all shareholders, the number, class, and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

         SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         SECTION 8. SEAL. If the corporation has a corporate seal, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Michigan." The seal may be used by causing it or a facsimile to be affixed, impressed, or reproduced in any other manner.


                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 1. The shareholders or the board of directors may amend or repeal the bylaws or adopt new bylaws unless power to do so is reserved exclusively to the shareholders by the articles of incorporation. Such action may be taken by written consent or at any meeting of shareholders or the board of directors; provided that if notice of any such meeting is required by these bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal, or new bylaws. Any bylaw hereafter made by the shareholders shall not be altered or repealed by the board.





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